UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 27, 2009 (July 1, 2009)

Date of Report (Date of earliest event reported)

TAPIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27239	88-0277072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Bellevue Way NE, Suite 400 Bellevue, WA 98004		V6N 3E6
(Address of principal executive offices)		(Zip Code)

425-462-5638
Registrant's telephone number, including area code

Unit 2-3590 West 4th Avenue
Vancouver, British Columbia, Canada, V6N 3E6
 (Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 1, 2009, Denis Corin resigned as our Chief Executive Officer.  Despite resigning as our Chief Executive Officer, Mr. Corin will continue to serve as our President.  Also on July 1, 2009, Pat McGowan resigned as our Chief Financial Officer and as one of Directors and Alan Lindsay resigned as one of our Directors.  None of these resignations occurred as a result of a disagreement with us, and none of these persons were removed from their positions.

On July 1, 2009, Glynn Wilson was appointed to serve as our Executive Chairman.  Dr. Wilson has been one of our Directors since February 2005.  Dr. Wilson brings an extensive background of success in corporate management and product development with tenures in both major multinational pharmaceutical companies as well as startups.  His former positions include Head of Drug Delivery at SmithKline Beecham Pharmaceuticals, Research Area Head at Ciba-Geigy Pharmaceuticals, President and co-founder of Auriga Pharmaceuticals, and Executive Vice President of R&D at Tacora Corporation. Dr. Wilson is an internationally renowned expert in drug delivery technologies.   He obtained his Ph.D. in Biochemistry, at Heriot-Watt University, Edinburgh in 1972 and was a faculty member at Rockefeller University, New York, in the laboratory of the Nobel Laureates, Sanford Moore and William Stein, from 1974 to 1979.

On July 1, 2009, Denis Corin was appointed to our Board of Directors.  Mr. Corin has served as our President since November of 2006 and served as our Chief Executive Officer from November 2006 until July 2009.  Mr. Corin is a management consultant. He has worked for large pharmaceutical (Novartis) and diagnostic instrumentation companies (Beckman Coulter) as well as in the small-cap biotech arena (MIV Therapeutics).  He holds a double major, Bachelors degree in Economics and Marketing, from the University of Natal, South Africa.

On August 24, 2009, Tracy A. Moore was appointed to our board of directors and to serve as our Chief Financial Officer.   Mr. Moore is the President of MCSI Consulting Group of Vancouver, Canada, a financial consulting firm that specializes in corporate finance matters, strategic planning and business planning services for privately held, going public and publicly-traded companies.  Mr. Moore founded MCSI in 1990 and is responsible for overall client contact and relations, project management, planning and quality control.  As part of his consulting practice he serves on boards of directors and advises boards on corporate finance matters, business planning issues, mergers, acquisitions and divestitures.  Over the past five years, he has been an officer or director of companies involved with international sales and marketing, various technologies and industries and mineral exploration.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

 TAPIMMUNE INC.

By: /s/ Denis Corin
Denis Corin
President

August 24, 2009